UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UGI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[GRAPHIC]

☒	Notice of February 24, 2004 Annual Meeting and Proxy Statement

BOX 858 VALLEY FORGE, PA 19482 — 610-337-1000

[GRAPHIC]

LON R. GREENBERG

Chairman, President and

Chief Executive Officer

January 5, 2004

Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Tuesday, February 24, 2004. At the meeting, we will review UGI’s performance for fiscal year 2003 and our expectations for the future.

A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 2003 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please read the proxy materials and take a moment now to vote via the Internet, by telephone or by using the enclosed proxy voting card and returning it in the postage-paid envelope we have provided.

I look forward to seeing you on February 24th and addressing your questions and comments.

Sincerely,

Lon R. Greenberg

460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

BOX 858 VALLEY FORGE, PA 19482 — 610-337-1000

[GRAPHIC]

January 5, 2004

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of UGI Corporation will be held on Tuesday, February 24, 2004, at 10:00 a.m., at The Desmond Hotel and Conference Center, Ballrooms A and B, One Liberty Boulevard, Malvern, Pennsylvania. Directions to The Desmond Conference Center are included in our Proxy Statement. Shareholders will consider and take action on the following matters:

1. Election of eight directors to serve until the next annual meeting of Shareholders;

2. Approval of the Company’s 2004 Omnibus Equity Compensation Plan;

3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2004;

4. Consideration of one Shareholder proposal, if properly presented, as described in the accompanying Proxy Statement; and

5. Transaction of any other business that is properly raised at the meeting.

Margaret M. Calabrese

Corporate Secretary

¦ TABLE OF CONTENTS

UGI CORPORATION

460 North Gulph Road

King of Prussia, Pennsylvania 19406

PROXY STATEMENT

¦ ANNUAL MEETING INFORMATION

This proxy statement contains information related to the Annual Meeting of Shareholders of UGI Corporation to be held on Tuesday, February 24, 2004, beginning at 10:00 a.m., at The Desmond Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania, and at any postponements or adjournments thereof. Please refer to the map showing the meeting location that appears at the back of this booklet. This proxy statement was prepared under the direction of the Company’s Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to Shareholders on or about January 5, 2004.

Who is entitled to vote?

Shareholders of record of our Common Stock at the close of business on December 12, 2003 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. Each Shareholder has one vote per Share on all matters to be voted on. On December 12, 2003, there were 42,809,144 Shares of Common Stock outstanding.

What am I voting on?

You will be asked to elect nominees to serve on the Company’s Board of Directors, approve the Company’s 2004 Omnibus Equity Compensation Plan, ratify the appointment of our independent accountants for fiscal year 2004, and consider a Shareholder proposal regarding Shareholder rights agreements, if properly presented. The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the nominees for director, FOR approval of the compensation plan, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal year 2004, and AGAINST the Shareholder proposal on shareholder rights agreements.

What does it mean if I get more than one proxy card?

If your Shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your Shares are voted.

How do I vote?

You may vote in one of three ways:

Vote Over the Internet

•	If your Shares are held in the name of a broker, bank or other nominee: Vote your Shares over the Internet by accessing the website given on the proxy card you receive from such broker, bank or other nominee. You will need the control number that appears on your proxy card when you access the web page.

•	If your Shares are registered in your name: Vote your Shares over the Internet by accessing Mellon Investor Services LLC Proxy Vote Online website at http://www.eproxy.com.ugi and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote By Telephone (Touch-Tone Phone Only)

•	If your Shares are held in the name of a broker, bank or other nominee: Vote your Shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you receive from such broker, bank or other nominee.

•	If your Shares are registered in your name: Vote your Shares over the telephone by accessing the telephone voting system toll-free at 1-800-435-6710 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Internet and telephone voting will provide proxy holders the same authority to vote your Shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce the Company’s proxy-related first-class postage expenses.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your Shares of Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted as recommended by the Board of Directors. However, if your Shares are held in the name of a broker, bank or other nominee and you sign and return the proxy card you receive from such nominee without specifying voting instructions as to the approval of the Company’s 2004 Omnibus Equity Compensation Plan or the Shareholder proposal, such broker, bank or other nominee cannot vote those Shares and they will be deemed a “broker non-vote,” which is not considered a vote cast under Pennsylvania law.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. If you are a Shareholder of record, you can write to the Company’s Corporate Secretary at our principal offices, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, stating that you wish to revoke your proxy and that you need another proxy card. If you hold your Shares of Common Stock through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. Alternatively, you can vote again, either over the Internet or by telephone. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote. Your last vote is the vote that will be counted.

What is a quorum?

A quorum of the holders of the outstanding Shares of Common Stock must be present for the Annual Meeting to be held. A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of a majority of the outstanding Shares of Common Stock entitled to vote.

How are votes, abstentions and broker non-votes counted?

Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.

A broker non-vote may occur when a broker, bank or other nominee holding Shares on your behalf does not receive voting instructions from you. If that happens, the broker, bank or other nominee may vote those Shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of the independent accountants. On non-routine matters, such as the approval of the 2004 Omnibus Equity Compensation Plan and the Shareholder proposal, the broker, bank or other nominee cannot vote those Shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on routine matters or is barred from doing so because the matter is non-routine. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law.

As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulation.

What vote is required to approve each item?

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. The other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the items to be approved.

Who will count the vote?

Mellon Investor Services LLC, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What are the deadlines for Shareholders’ proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for Shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by the Company not later than September 7, 2004. With respect to proposals not intended for inclusion in the Company’s proxy materials for next year’s annual meeting, if the Company does not receive notice of such a proposal by November 21, 2004 and the matter is raised at that meeting, the proxy holders will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Corporate Secretary.

How much did this proxy solicitation cost?

The Company has engaged Georgeson Shareholder to solicit proxies for the Company for a fee of $6,500 plus reasonable expenses for additional services. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

¦ SECURITIES OWNERSHIP OF MANAGEMENT

The following table shows the number of Shares of Common Stock beneficially owned by each director, by each of the executive officers named in the Summary Compensation Table on pages 23 and 24, and by all directors and executive officers as a group. The table shows their beneficial ownership as of November 1, 2003.

Our subsidiary AmeriGas Propane, Inc. is the General Partner of AmeriGas Partners, L.P., one of our consolidated subsidiaries and a publicly-traded limited partnership. The table also shows, as of November 1, 2003, the number of Common Units of AmeriGas Partners, L.P. beneficially owned by each director and executive officer and by all directors and executive officers as a group.

Mr. Greenberg beneficially owns approximately 2% of the outstanding Common Stock. Each other person named in the table beneficially owns less than 1% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. Directors and executive officers as a group own approximately 3% of the outstanding Common Stock and less than 1% of the outstanding Common Units of AmeriGas Partners. For purposes of reporting total beneficial ownership, Shares of Common Stock that may be acquired within 60 days of November 1, 2003 through UGI stock option exercises are included.

Beneficial Ownership of Directors and Executive Officers

Name	Aggregate Number of Shares of UGI Common Stock (1)		Units Held Under Directors’ Equity Plan (2)	Exercisable Options for UGI Stock	Aggregate Number of AmeriGas Partners, L.P. Common Units
James W. Stratton	6,304	(3)	21,786	29,700	1,000	(3)
Richard C. Gozon	10,804		30,452	29,700	5,000
Stephen D. Ban	8,248		16,053	19,200	0
Lon R. Greenberg	158,902	(4)	0	660,000	6,500	(4)
Marvin O. Schlanger	3,862		12,041	25,200	1,000	(5)
Thomas F. Donovan	6,980		6,494	12,000	1,000
Anne Pol	2,947		16,614	25,200	0
Ernest E. Jones	309		2,628	12,000	0
Anthony J. Mendicino	57,010	(6)	0	62,501	10,000	(6)
Robert J. Chaney	57,675	(7)	0	84,834	0
Eugene V. N. Bissell	56,190	(8)	0	23,876	12,750	(8)
Brendan P. Bovaird	29,989	(9)	0	55,251	1,600	(9)
Michael J. Cuzzolina	20,836		0	0	0
Directors and executive officers as a group (14 persons)	412,551		106,068	1,089,962	45,125

(1)	Sole voting and investment power unless otherwise specified.

(2)	The Amended and Restated Directors’ Equity Compensation Plan provides that Units will be converted to Shares and paid out to directors upon their retirement or termination of service.

(3)	Mr. Stratton’s Shares and Common Units are held jointly with his spouse.

(4)	Mr. Greenberg holds 132,330 Shares jointly with his spouse and 9,505 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2003 statements. Mr. Greenberg’s adult children hold 4,500 of the Common Units shown.

(5)	Mr. Schlanger’s spouse holds all Common Units shown.

(6)	Mr. Mendicino holds 129 Shares and all Common Units jointly with his spouse.

(7)	Mr. Chaney is the trustee of a trust that holds 20,475 Shares.

(8)	Mr. Bissell’s Shares and Common Units are held jointly with his spouse.

(9)	Mr. Bovaird holds 29,989 Shares jointly with his spouse and 4,627 Shares represented by units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 2003 statements. Mr. Bovaird’s Common Units are held jointly with his spouse. Mr. Bovaird resigned from the Company effective September 30, 2003.

Section 16(a) – Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and any 10% beneficial owners of public companies to send reports of their ownership of Shares and changes in such ownership to the Securities and Exchange Commission. Based on our records, we believe that during Fiscal 2003, all of such reporting persons complied with all Section 16(a) reporting requirements applicable to them.

¦ SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock. The ownership information below is based on information reported on a Form 13F as filed with the SEC in November 2003 for the quarter ended September 30, 2003.

Securities Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Barclays Bank PLC Barclays Global Investors N.A. 54 Lombard Street London, EN EC3P 3AH	2,850,700	6.7%

(1)	Based on 42,809,144 Shares of Common Stock issued and outstanding at December 12, 2003.

ITEM 1 — ELECTION OF DIRECTORS

¦ NOMINEES

Eight directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. All eight members of the Board of Directors elected at last year’s annual meeting are standing for re-election this year.

The nominees are as follows:

JAMES W. STRATTON

Director since 1979

Age 67

Mr. Stratton is the Chairman, Chief Executive Officer, and a director of Stratton Management Company (an investment advisory and financial consulting firm) (since 1972). Mr. Stratton serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Stratton Growth Fund, Inc.; Stratton Monthly Dividend REIT Shares, Inc.; Stratton Small-Cap Value Fund; Teleflex, Inc. and BE&K, Inc.

RICHARD C. GOZON

Director since 1989

Age 65

Mr. Gozon retired in April of 2002 as Executive Vice President of Weyerhaeuser Company (an integrated forest products company) and Chairman of Norpac (North Pacific Paper Company, a joint venture with Nippon Paper Industries headquarters in Tokyo, Japan), positions he had held since 1994. Mr. Gozon was formerly a director (1984 to 1993), President and Chief Operating Officer of Alco Standard Corporation (a provider of paper and office products) (1988 to 1993); Executive Vice President and Chief Operating Officer (1988), President (1985 to 1987) of Paper Corporation of America. He also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; AmeriSource Bergen Corp. and Triumph Group, Inc.

STEPHEN D. BAN

Director since 1991

Age 63

Dr. Ban is currently serving as the Director of the Technology Transfer Division of the Argonne National Laboratory (science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials) (March 2002 to present). He previously served as President and Chief Executive Officer of the Gas Research Institute (gas industry research and development funded by distributors, transporters, and producers of natural gas) (1987 through 1999). He also served as Executive Vice President. Prior to joining GRI in 1981, he was Vice President, Research and Development and Quality Control of Bituminous Materials, Inc. Dr. Ban also serves as a director of UGI Utilities, Inc. and Energen Corporation.

LON R. GREENBERG

Director since 1994

Age 53

Mr. Greenberg has been Chairman of the Board of Directors of UGI since August 1996, Chief Executive Officer since August 1995, and President since 1994. He was formerly Vice Chairman of the Board (1995 to 1996), and Senior Vice President – Legal and Corporate Development (1989 to 1994). Mr. Greenberg also serves as a director of UGI Utilities, Inc. and AmeriGas Propane, Inc.

MARVIN O. SCHLANGER

Director since 1998

Age 55

Mr. Schlanger is a Principal in the firm of Cherry Hill Chemical Investments, L.L.C. (management services and capital for chemical and allied industries) (October 1998 to present) and Chairman and Chief Executive Officer of Resolution Performance Products LLC (a manufacturer of specialty and intermediate chemicals) (November 2000 to present). Mr. Schlanger was previously President and Chief Executive Officer (May 1998 to October 1998), Executive Vice President and Chief Operating Officer (1994 to May 1998), and a director (1994 to 1998) of ARCO Chemical Company. Mr. Schlanger also held the position of Senior Vice President of ARCO Chemical Company and President of ARCO Chemical Americas Company (1992 to 1994). Mr. Schlanger also serves as a director of UGI Utilities, Inc. and Wellman, Inc.

THOMAS F. DONOVAN

Director since 1998

Age 70

Mr. Donovan retired as Vice Chairman of Mellon Bank on January 31, 1997, a position he had held since 1988. He continues to serve as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc. and Nuclear Electric Insurance Ltd.

ANNE POL

Director 1993 through 1997 and

since December 1999

Age 56

Mrs. Pol is President and Chief Operating Officer of Trex Enterprises Corporation (a high technology research and development company), a position she has held since October 2001. She previously served as Senior Vice President, Thermo Electron Corporation (environmental monitoring, analytical instruments and a major producer of recycling equipment, biomedical products and alternative energy systems) (1998 to 2001), and Vice President (1996 to 1998). Mrs. Pol also served as President, Pitney Bowes Shipping and Weighing Systems Division, a business unit of Pitney Bowes Inc. (mailing and related business equipment) (1993 to 1996); Vice President, New Product Programs in the Mailing Systems Division of Pitney Bowes Inc. (1991 to 1993) and Vice President, Manufacturing Operations in the Mailing Systems Division of Pitney Bowes Inc. (1990 to 1991). Mrs. Pol also serves as a director of UGI Utilities, Inc.

ERNEST E. JONES

Director since 2002

Age 59

Mr. Jones is President and Chief Executive Officer of Philadelphia Workforce Development Corporation (an agency which funds, coordinates and implements employment and training activities in Philadelphia, Pennsylvania), a position he has held since 1998. He formerly served as President and Executive Director of the Greater Philadelphia Urban Affairs Coalition (1983 to 1998). Mr. Jones also served as Executive Director of Community Legal Services, Inc. (1977 to 1983). Mr. Jones serves as a director of the African American Museum in Philadelphia; Wachovia Regional Foundation; Thomas Jefferson University; and the William Penn Foundation.

¦ CORPORATE GOVERNANCE

The business of UGI Corporation is managed under the direction of the Board of Directors. As part of its duties, the Board oversees the corporate governance of the Company for the purpose of creating long-term value for its Shareholders and safeguarding its commitment to its other stakeholders: our employees, our customers, our suppliers and creditors, and the communities in which we do business. To accomplish this purpose, the Board considers the interests of the Company’s stakeholders when, together with management, it sets the strategies and objectives of the Company. The Board also evaluates management’s performance in pursuing those strategies and achieving those objectives.

In April 2003, the Board formed a Corporate Governance Committee. At that time, the Board also adopted Principles of Corporate Governance of the Company. In carrying out its responsibilities under the guidelines set forth by the Principles of Corporate Governance, the Board will:

•	Approve the Company’s strategies and objectives;

•	Evaluate the performance and compensation of the Chief Executive Officer and senior management;

•	Review succession planning;

•	Advise and counsel management;

•	Monitor policies on corporate governance and conduct;

•	Establish and monitor Board and Committee structure; and

•	Assess Board performance.

The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics is posted on the Company’s website, www.ugicorp.com, under Investor Relations-Corporate Governance.

The Company is considering the establishment of procedures by which Shareholders can send communications to the Board of Directors or to the non-management directors as a group. The Company will post those procedures on its website upon their adoption.

¦ BOARD COMMITTEES AND MEETING ATTENDANCE

Except for Mr. Greenberg, all of the members of the Board of Directors are “independent” as defined by the New York Stock Exchange listing standards currently in effect and those approved by the SEC on November 4, 2003. The Board of Directors held 9 meetings in Fiscal 2003. All directors attended at least 75% of the meetings of the Board of Directors and all meetings of Committees of the Board of which they were members. Generally, all directors attend the Company’s Annual Meetings of Shareholders, and each of the Company’s directors attended the 2003 Annual Meeting of Shareholders, held on February 25, 2003.

The Board of Directors has established the Audit Committee, the Compensation and Management Development Committee, the Executive Committee, the Corporate Governance Committee (formerly the Nominating Committee), and the Planning and Finance Committee. All of these committees are responsible to the full Board of Directors. The functions of and other information about these committees are summarized below.

Audit Committee

•	Oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

•	Appoints and approves the compensation of the Company’s independent accountants.

•	Monitors the independence of the Company’s independent accountants and the performance of the independent accountants and the internal audit function.

•	Oversees the adequacy of the Company’s controls relative to financial and business risk.

•	Provides a means for open communication among the Company’s independent accountants, management, internal audit staff and the Board.

•	Oversees compliance with applicable legal and regulatory requirements.

AUDIT COMMITTEE MEMBERS: T. F. Donovan (Chairperson), M. O. Schlanger and A. Pol.

The Board of Directors has determined that all of the audit Committee members – Mr. Donovan, Mr. Schlanger and Mrs. Pol, qualify as “audit committee financial experts” in accordance with the applicable rules and regulations of the SEC. Each of the members of the Audit Committee is “independent” as defined by the New York Stock Exchange listing standards currently in effect and those approved by the SEC on November 4, 2003.

MEETINGS HELD LAST YEAR: 7

A current copy of the charter for the Audit Committee is attached to this proxy statement as Appendix A.

Compensation and Management Development Committee

•	Establishes executive compensation policies and programs.

•	Recommends to the Board base salaries and target bonus levels for senior executive personnel.

•	Reviews the Company’s management development and succession planning policies.

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and together with the other independent directors on the Board, determines and approves the CEO’s compensation based upon this evaluation.

•	Approves the awards and payments to be made to senior executive personnel of the Company under its long-term compensation plans.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE MEMBERS: R. C. Gozon (Chairperson), T. F. Donovan and A. Pol.

MEETINGS HELD LAST YEAR: 2

Executive Committee

•	Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

EXECUTIVE COMMITTEE MEMBERS: J. W. Stratton (Chairperson), R. C. Gozon and L. R. Greenberg.

MEETINGS HELD LAST YEAR: None

Corporate Governance Committee

•	Identifies nominees and reviews the qualification of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

•	Reviews and recommends candidates for committee membership and chairs.

•	Advises the Board with respect to significant developments in corporate governance matters.

•	Reviews and assesses the performance of the Board and each Committee.

•	Reviews and recommends director compensation and equity awards.

•	Reviews directors’ and officers’ indemnification and insurance coverage.

Selection and Evaluation of Board Candidates

The Corporate Governance Committee seeks director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. As part of the process of selecting Board candidates, the Corporate Governance Committee obtains an opinion of the Company’s General Counsel that there is no reason to believe that the Board candidate is not “independent” as defined by the New York Stock Exchange listing standards. The Corporate Governance Committee conducts an annual assessment of the composition of the Board and Committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Corporate Governance Committee does not generally rely upon third-party search firms to identify board candidates. Instead, it has a policy of relying upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and Shareholders as a source for potential board candidates. Written recommendations for director nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company’s bylaws do not permit Shareholders to nominate candidates from the floor at an annual meeting without notifying the Corporate Secretary 45 days prior to the anniversary of the mailing date of the Company’s proxy statement for the previous year’s annual meeting. Notification must include certain information detailed in the Company’s bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.

CORPORATE GOVERNANCE COMMITTEE MEMBERS: J. W. Stratton (Chairperson), R. C. Gozon, and Ernest E. Jones.

Each of the members of the Corporate Governance Committee is “independent” as defined by the New York Stock Exchange listing standards currently in effect and those approved by the SEC on November 4, 2003. A current copy of the charter for the Corporate Governance Committee can be found on the Company’s website, www.ugicorp.com, under Investor Relations-Corporate Governance.

MEETINGS HELD LAST YEAR: 4

Planning and Finance Committee

•	Reviews the Company’s planning and budgeting processes and its Annual Budget and Three Year Plan.

•	Reviews the financial prospects of the Company and its capital structure and risk profile.

PLANNING AND FINANCE COMMITTEE MEMBERS: M. O. Schlanger (Chairperson), S. D. Ban, R. C. Gozon, L. R. Greenberg and J. W. Stratton.

MEETINGS HELD LAST YEAR: 1

¦ COMPENSATION OF DIRECTORS

The table below shows the components of director compensation for Fiscal 2003. A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

Directors’ Compensation

	Cash Component (1)		Equity Component
Annual retainer	$18,500	(2)	92 Shares (2) 630 Units (3) 4,000 Options (4)
Annual retainer for Committee Chair	$2,500		—
Annual retainer for Executive Committee member	$1,500		—
Annual retainer for Corporate Governance Committee member	$1,500		—
Board attendance fee (per meeting)	$1,000		—
Committee attendance fee (per meeting)	$1,000		—

(1)	Directors can defer, until they leave the Board or reach age 72, whichever is later, the receipt of all or a part of the cash retainers and fees payable to them for services as a director. Effective January 1, 2003, Mr. Jones and Mrs. Pol elected this deferral option.

(2)	$18,500 of the annual retainer of $22,000 is paid in cash and $3,500 is paid in whole Shares of Common Stock pursuant to the Directors’ Equity Compensation Plan described below. Fractional Shares are paid in cash. Each Share had a fair market value of $37.70 on December 31, 2002.

(3)	An award of Units was made effective January 8, 2003 pursuant to the Directors’ Equity Compensation Plan described below.

(4)	An award of options for the purchase of Common Stock was made effective January 8, 2003 pursuant to the 2000 Directors’ Stock Option Plan described below. These options are immediately exercisable.

Directors’ Equity Compensation Plan

The Directors’ Equity Compensation Plan provides for annual awards to directors of (i) Shares of Common Stock as part of the annual retainer of $22,000 and (ii) 630 Units. A Unit represents an interest equivalent to one Share of Common Stock. Directors’ annual retainer fees in excess of $18,500 are paid in Common Stock. The fair market value of the Stock is determined as of the first day of the calendar year. The Stock is issued on the fifth business day in each calendar year. The amount of the annual retainer fee and the corresponding grant of Stock are prorated for any director who commences service during a calendar year. Fractional Shares are paid in cash.

All whole Units credited to a director earn dividend equivalents on each record date for the payment of a dividend by the Company on its Common Stock. A dividend equivalent is an amount determined by multiplying the number of Units credited to a participant’s account by the per-Share cash dividend, or the per-Share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. Accrued dividend equivalents are converted to additional whole Units annually, on the last day of the calendar year.

All Units and dividend equivalents are fully vested when credited to the participant’s account. Account balances become payable in Shares upon retirement or termination of service, unless the director elected to defer receipt of those benefits.

If the Shareholders approve the UGI Corporation 2004 Omnibus Equity Compensation Plan, the Company will merge the UGI Corporation Directors’ Equity Compensation Plan into the UGI Corporation 2004 Omnibus Equity Compensation Plan. For a description of the UGI Corporation 2004 Omnibus Equity Compensation Plan, please see “Item 2-Approval of UGI Corporation 2004 Omnibus Equity Compensation Plan” on page 32.

2000 Directors’ Stock Option Plan

The 2000 Directors’ Stock Option Plan provides for stock option grants to non-employee directors. The number of options to be granted is determined by the Compensation and Management Development Committee of the Board, subject to Board approval. In making awards, the Committee relies on management recommendations made in consultation with the Company’s independent compensation consultants. No participant may be granted options relating to more than 10,000 Shares in any calendar year. Except as otherwise provided by the Committee, all options granted under the Plan are fully vested on the date of grant. The option price per Share may not be less than 100% of fair market value of the Stock on the effective date of the option.

If the Shareholders approve the UGI Corporation 2004 Omnibus Equity Compensation Plan, no further awards will be made under the 2000 Directors’ Stock Option Plan. Please see “Item 2-Approval of UGI Corporation 2004 Omnibus Equity Compensation Plan” on page 32.

Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation and Management Development Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

¦ REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The role of the Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Company’s financial reporting process. The Committee also has the sole authority to appoint, retain, fix the compensation of and oversee the work of the Company’s independent auditors.

In this context, the Committee has met and held discussions with management and the independent auditors to review and discuss the audited financial statements for Fiscal 2003. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees. The Committee has also considered whether the provision of non-audit services to the Company by the independent auditors for the most recent fiscal year and the fees and expenses billed by the independent auditors for those services are compatible with maintaining their independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee’s responsibility is to monitor and review these processes.

The members of the Committee are not professionally engaged in the practice of auditing or accounting. The members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our auditors are, in fact, “independent.”

Based upon the reviews and discussions described in this report, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Thomas F. Donovan, Chairman

Anne Pol

Marvin O. Schlanger

¦ THE INDEPENDENT ACCOUNTANTS

The aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent public accountants, in Fiscal 2003 were as follows:

Audit Fees

For professional services rendered for (1) the audit of the annual consolidated financial statements of the Company and its subsidiaries, including AmeriGas Partners, L.P., UGI Utilities, Inc., Flaga GmbH and UGI Energy Services, Inc., and (2) the reviews of the interim financial statements included in the Quarterly Reports on Form 10-Q of the Company, AmeriGas Partners, L.P. and UGI Utilities, Inc.	$783,700

Audit-Related Fees

For professional services rendered for (1) the audit of employee benefit plans of the Company’s subsidiaries, and (2) the performance of procedures in connection with the conversion of AmeriGas Partners, L.P. Subordinated Units	$148,003

Tax Fees

For professional services rendered for preparation of Substitute Schedule K-l forms for unitholders of AmeriGas Partners, L.P.	$332,000

Total Fees	$1,263,703

In the course of its meetings, the Audit Committee considered whether the provision by PricewaterhouseCoopers LLP of the professional services described in this section is compatible with PriceWaterhouseCoopers LLP’s independence. The Committee concluded that the independent auditor is independent from the Company and its management.

¦ REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Committee

The Committee establishes and oversees the Company’s executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to senior management. The Committee, together with the independent members of the Board, determines and approves CEO compensation. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced Shareholder value.

Our Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically, we solicit and receive recommendations and advice from independent third party compensation consultants. Towers Perrin has acted in this capacity since 1986. Compensation for the chief executive officers of each of UGI Utilities, Inc. and AmeriGas Propane, Inc. is determined by the Compensation Committee and Board of Directors of those companies under the same process described in this report.

Executive Compensation Program

The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company’s Shareholders.

Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) annual bonus opportunity under the Company’s Annual Bonus Plan. Long-term equity-based opportunities are provided under the Company’s 2000 Stock Incentive Plan, and subject to Shareholder approval, a new 2004 Omnibus Equity Compensation Plan.

The Committee determines base salary ranges for executive officers based upon competitive pay practices, including those in the energy services industry. The base salary ranges for all executive officers were set at the 50th percentile of the survey companies. For fiscal year 2003, as has been the practice in the past, the Committee reviewed a report from Towers Perrin which compared base salary ranges for executive officers with base salary ranges for similar positions, as reported in published survey results in Towers Perrin’s Executive Compensation Database, and Towers Perrin’s Energy Services Executive Compensation Database. This comparison was weighted to reflect the Company’s approximate business mix.

Annually, the Committee recommends to the Board of Directors changes in actual salaries of senior executives based on judgments of past performance, job duties, scope and responsibilities, and expected future contributions. The most recent past performance is the prime determinant.

The Committee also oversees the Company’s Annual Bonus Plan for senior executives. We establish challenging objectives based on business targets. For Messrs. Greenberg, Mendicino, and Bovaird, the sole objective in 2003 was achieving the financial performance goal for the Company. Mr. Cuzzolina was President of the Company’s subsidiary Flaga GmbH through May 2003, and his 2003 objective through that date was Flaga’s financial performance goal. Following that assignment, Mr. Cuzzolina was elected Vice President-Accounting and Financial Control of the Company; his objective for the remainder of 2003 was the financial performance goal for the Company. Mr. Bissell is covered under the AmeriGas Propane, Inc. Annual Bonus Plan. For Mr. Bissell the primary objective is achieving the financial performance goal for AmeriGas Propane, and this result may be leveraged by 0 to 150% based on the accomplishment of strategic business goals. Mr. Chaney is covered under the UGI Utilities, Inc. Annual Bonus Plan. For Mr. Chaney, the sole objective was achieving the financial performance goal for UGI Utilities, Inc.

Each year, after completion of the audit of the Company’s financial statements, the Committee reviews business results and determines and recommends to the Board cash bonus payments under the terms of the Annual Bonus Plan. The financial objective for fiscal year 2003 for UGI Corporation senior executives was achievement of targeted earnings per share. For executives whose sole objective is achieving a financial performance goal, bonus payments are subject to a maximum 15% adjustment of the calculated bonus based on the individual’s contribution having a significant impact on corporate performance. During fiscal year 2003, the financial objective for UGI Utilities, Inc. was net earnings after preferred stock dividends. For AmeriGas Propane, Inc. the financial objective was earnings per AmeriGas Partners, L.P. common unit and the strategic business goal measured customer growth.

Periodically, the Committee reviews the overall competitiveness of the Annual Bonus Plan with its compensation consultant. For 2003, using the published survey sources and methodology previously identified, the Annual Bonus Plan target bonus opportunity for each executive remained at the 75th percentile of the survey companies. The 75th percentile level was determined to be appropriate in light of the Committee’s view that the annual bonus opportunities should have a high reward potential to recognize the difficulty of achieving the annual goals and the significant corporate impact of doing so.

The Committee believes that the Company competes for key executives from a broad pool of companies in general industry and the energy industry. This pool of companies is much larger than the group of companies comprising the S&P Utilities Index, against which total Shareholder return is compared in the “Corporate Performance” section of this Proxy Statement. Therefore, the survey companies used to determine competitive pay practices and to establish base salary ranges, Annual Bonus Plan target opportunities and long-term equity-based awards, are not the same as the companies comprising the S&P Utilities Index.

The Committee oversees the Company’s long-term equity-based plans. Long-term equity-based pay is set at approximately the 50th percentile of the survey companies. The 2000 Stock Incentive Plan is an omnibus plan that permits grants of (i) stock options, (ii) dividend equivalents and (iii) restricted stock. All dividend equivalents and restricted stock grants are subject to objective, performance-based goals. The Committee has established a practice of granting annual compensation awards under the 2000 Plan, and new awards were made during fiscal year 2003. These awards consist of stock options, phantom performance-contingent restricted shares of UGI Common Stock and a performance-contingent cash award equivalent to the dividends on the corresponding number of phantom restricted shares paid during the restriction period. Award levels were set by the Committee based on competitive practices as reported by Towers Perrin. For the restricted share and dividend equivalent awards, the Committee selected total Shareholder return over a three-year period for the Company, compared to that of the companies comprising the S&P Utility Index over that same period, as the objective performance criteria. The number of shares and dividend equivalents earned will be determined and vested at the end of the performance period, ending December 31, 2005. In the case of Mr. Bissell, a new program was established to provide annual awards having three-year performance measurement periods. These awards consisted of phantom performance-contingent restricted AmeriGas Partners’ Common Units and a similar performance-contingent cash award based on Partnership distributions paid during the restriction period. The objective performance-based goal for Mr. Bissell’s award is total unitholder return of AmeriGas Partners Common Units relative to a peer group of publicly traded limited partnerships. To maintain continuity of payouts of restricted units and distribution equivalents, the new program will transition into annual awards with three-year periods by initiating one, two and three year performance periods beginning January 1, 2003.

A new 2004 Omnibus Equity Compensation Plan (the “2004 Plan”) has been approved by this Committee and the Board of Directors and is being submitted for approval by Shareholders at the 2004 Annual Meeting. The 2004 Plan being recommended will take the place of all of the Company’s existing equity compensation plans for future equity awards to employees and directors. Commencing with the date of Shareholder approval of the 2004 Plan, no further awards will be made under any of the Company’s existing equity compensation plans. Like the 2000 Plan, the 2004 Plan provides for flexibility in establishing equity-based incentives. Consistent with current practice, the Committee intends to select objective performance criteria for awards under the 2004 Plan that will reconfirm the Company’s long-standing goal of providing superior Shareholder returns.

Fiscal Year 2003 CEO Compensation

The compensation for Mr. Greenberg recommended to the Board of Directors was based upon the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report and the factors and criteria described below.

Base Salary. For 2003, the Committee determined that Mr. Greenberg’s base salary be increased by 6.0% over the level set for fiscal year 2002. The Committee’s determination was based on Mr. Greenberg’s position in salary range, his strong leadership and outstanding overall performance and the Company’s improved financial performance, particularly during a time of record warm weather.

Annual Bonus. For 2003, Mr. Greenberg earned the annual bonus shown on page 23. The amount of this bonus is based on the Company’s fiscal year 2003 earnings per share, which increased 27.2% over fiscal 2002 earnings, reflecting the effects of colder heating-season weather, acquisitions and other growth initiatives.

Long-Term Incentive. During Fiscal 2003, after consultation with Towers Perrin regarding industry practices, the Board made a grant to Mr. Greenberg under the 2000 Stock Incentive Plan of 180,000 stock options, as well as a grant of 39,000 phantom performance-contingent restricted shares. These grants were made effective January 1, 2003. The performance period for the performance-contingent restricted shares will end December 31, 2005.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to the Chief Executive Officer and the other Named Executive Officers unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by Shareholders.

To the extent possible, the Committee intends to preserve deductibility of compensation, but it may choose to provide compensation that is not deductible in order to maximize Shareholder return and to retain and reward high-performing executives.

Compensation and Management

Development Committee

Richard C. Gozon, Chairman

Thomas F. Donovan

Anne Pol

¦ CORPORATE PERFORMANCE

The line graph shown below shows a five-year comparison of the cumulative total return on the Common Stock of the Company as compared to the cumulative total return of two other indices: the S&P 500 Index and the S&P Utilities Index. The annualized returns reflected in the graph for the Company, the S&P 500 Index and the S&P Utilities Index were 20.27%, 1.00% and (3.56%) respectively.

	1998	1999	2000	2001	2002	2003
UGI Corporation	100.00	107.51	120.63	143.44	202.70	251.61
S&P 500	100.00	127.79	144.76	106.24	84.49	105.09
S&P Utilities Index	100.00	98.26	140.83	105.31	68.07	83.41

The performance illustrated assumes that $100 was invested in UGI Common Stock and each index on September 30, 1998, and that all dividends were reinvested.

¦ COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company’s Chief Executive Officer and each of the five other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation							Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus (1)		Other Annual Compensation (2)		Awards			Payouts		All Other Compensation (4)
								Restricted Stock Awards (3)		Securities Underlying Options/ SARs	LTIP Payouts

Lon R. Greenberg Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	757,008 705,015 667,799	$ $ $	1,075,981 521,092 595,010	$ $ $	12,824 15,342 14,849	$ $ $ $ $ $	972,140 785,200 785,200 785,200 323,438 1,000,875	180,000 120,000 0	$ $ $	0 0 0	$ $ $	28,757 28,033 20,939

Anthony J. Mendicino Senior Vice President-Finance and Chief Financial Officer	2003 2002 2001	$ $ $	330,207 305,894 285,864	$ $ $	359,053 167,413 154,562	$ $ $	0 0 0	$ $ $ $ $ $	243,035 196,300 196,300 196,300 64,688 226,866	52,500 35,000 0	$ $ $	0 0 0	$ $ $	11,196 10,360 8,226

Eugene V. N. Bissell President and Chief Executive Officer, AmeriGas Propane, Inc.	2003 2002 2001	$ $ $	372,080 352,656 329,415	$ $ $	245,281 109,941 236,313	$ $ $	2,520 585 300	$ $ $ $	238,500 190,145 28,263 99,725	52,500 35,000 0	$ $ $	0 0 0	$ $ $	60,277 42,717 55,648

Robert J. Chaney President and Chief Executive Officer, UGI Utilities, Inc.	2003 2002 2001	$ $ $	307,534 294,415 285,500	$ $ $	230,880 105,754 144,144	$ $ $	8,695 6,814 7,511	$ $ $ $ $ $	149,560 120,800 120,800 120,800 64,688 133,450	27,000 18,000 0	$ $ $	0 0 0	$ $ $	9,299 9,867 9,609

Name and Principal Position	Fiscal Year	Salary		Bonus (1)		Other Annual Compensation (2)		Restricted Stock Awards (3)		Securities Underlying Options/ SARs	LTIP Payouts		All Other Compensation (4)

Brendan P. Bovaird Vice President and General Counsel	2003 2002 2001	$ $ $	241,949 232,683 222,283	$ $ $	181,986 95,459 96,708	$ $ $	7,313 5,449 5,012	$ $ $ $ $ $	112,170 90,600 90,600 90,600 38,813 120,105	21,750 14,500 0	$ $ $	0 0 0	$ $ $	284,678 7,411 6,112

Michael J. Cuzzolina Vice President – Accounting and Financial Control	2003		$225,425		$50,228		$0		$112,170	21,750		$0		$6,723

(1)	Bonuses earned under the Annual Bonus Plan are for the year reported, regardless of the year paid. The Company’s Annual Bonus Plan is based on the achievement of business and/or financial performance objectives, which support business plans and goals. Bonus opportunities vary by position and for Fiscal 2003 ranged from 0% to 196% of base salary for Mr. Greenberg, 0% to 150% for Mr. Mendicino, 0% to 225% for Mr. Bissell, 0% to 86% for Mr. Chaney, 0% to 104% for Mr. Bovaird, and 0% to 92% for Mr. Cuzzolina.

(2)	Amounts represent tax payment reimbursements for certain benefits and, for Mr. Bovaird, above-market interest on deferred compensation during Fiscal 2002 and 2003.

(3)	Effective January 1, 2003, the Board of Directors of the Company and, with respect to Mr. Chaney, the Board of Directors of UGI Utilities, Inc., approved phantom performance-contingent restricted stock awards (“Restricted Shares”) to the Named Executives, other than Mr. Bissell, under the UGI Corporation 2000 Stock Incentive Plan. Dividend equivalents will accumulate on the Restricted Shares awarded. These dividend equivalents will also be leveraged based on the Company’s total Shareholder return (“TSR”) performance as described below and distributed when the performance period on the Restricted Shares ends on December 31, 2005. If the recipient ceases to be employed by the Company before the end of the performance period, other than by reason of retirement, disability or death, awards of Restricted Shares and dividend equivalents will be forfeited. The performance requirement is that the Company’s TSR during the relevant performance period equals the median of a peer group. The peer group is the group of companies that comprise the S&P Utilities Index. The Share price used for determining the TSR at the beginning and the end of the performance period is the average price for the 90-day period preceding each December 31st. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company’s TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. The maximum number of Shares to be issued in respect of awards of Restricted Shares will be the target number of Shares originally awarded. All leverage on awards of Restricted Shares will be paid in cash, as will dividend equivalents.

Effective January 1, 2003, the Board of Directors of AmeriGas Propane, Inc. approved three phantom performance-contingent restricted Common Unit awards (“Restricted Units”) to Mr. Bissell, under the 2000 AmeriGas Propane, Inc. Long-Term Incentive Plan. Distribution equivalents will accumulate on the Restricted Units awarded. These distribution equivalents may be leveraged based on performance described below. Each award has a separate performance measurement period as follows: January 1, 2003 through December 31, 2003; January 1, 2003 through December 31, 2004; and January 1, 2003 through December 31, 2005. The performance period for all three awards will end on December 31, 2005. If the recipient ceases to be employed by the General Partner before December 31, 2005, other than by reason of retirement, disability or death, all awards of Restricted Units and distribution equivalents will be forfeited. The performance requirement is that the Partnership’s total unitholder return (“TR”) during the relevant measurement period equals the median TR of a peer group of publicly traded limited partnerships. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Partnership’s TR percentile rank relative to that of the partnerships in the peer group. The maximum payout potential is 200% of the original award.

Effective January 1, 2002, the Board of Directors of the Company and, with respect to Mr. Chaney, the Board of Directors of UGI Utilities, Inc., approved three awards of Restricted Shares to the Named Executives, other than Mr. Bissell, under the UGI Corporation 2000 Stock Incentive Plan. Dividend equivalents will accumulate on the Restricted Shares awarded. These dividend equivalents will also be leveraged based on the Company’s TSR performance as described below and distributed when the performance period on the Restricted Shares ends on December 31, 2004. Each award has a separate performance measurement period as follows: January 1, 2002 through December 31, 2002; January 1, 2002 through December 31, 2003; and January 1, 2002 through December 31, 2004. The performance period for all three awards will end on December 31, 2004. If the recipient ceases to be employed by the Company before the end of the performance period, other than by reason of retirement, disability or death, awards of Restricted Shares and dividend equivalents will be forfeited. The performance requirement is that the Company’s TSR during the relevant performance measurement period equals the median of a peer group. The peer group is the group of companies that comprise the S&P Utilities Index. The Share price used for determining the TSR at the beginning and the end of each performance period will be the average price for the 90-day period preceding each December 31st. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company’s TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. The maximum number of shares to be issued in respect of awards of Restricted Shares will be the target number of shares originally awarded. All leverage on Restricted Share awards will be paid in cash. Awards of dividend equivalents will be paid in cash.

Effective January 1, 2002, the Board of Directors of AmeriGas Propane, Inc. approved an award of Restricted Units to Mr. Bissell under the 2000 AmeriGas Propane, Inc. Long-Term Incentive Plan. Distribution equivalents will accumulate on the Restricted Units awarded. These distributions will be paid out when the performance period on the Restricted Units ends on December 31, 2004. The performance requirement was AmeriGas’ meaningful progress toward the achievement of its strategic objectives during 2002 including the Partnership’s acquisition integration, productivity improvement, internal growth, and cash generation goals. The Restricted Units reported for fiscal year 2002 reflect actual performance equal to 85% of the original award.

The dollar values shown in the restricted stock awards column of the table above for all years, represent the aggregate value of each award on the date of grant, determined by multiplying the number of Restricted Shares awarded by the closing price of UGI Common Stock or, for Mr. Bissell, the number of Restricted Units by the closing price of a Common Unit, on the New York Stock Exchange on the effective dates of the respective grants. The total number of Restricted Shares reflected in the table above, and the total market value of those shares as of September 30, 2003 is as follows: Mr. Greenberg, 231,000 Restricted Shares - market value $6,682,830; Mr. Mendicino, 55,500 Restricted Shares - market value $1,605,615; Mr. Chaney, 35,250 Restricted Shares - market value $1,019,782; and Mr. Cuzzolina, 4,500 Restricted Shares – market value $130,185. Mr. Bovaird’s Restricted Shares were forfeited on September 30, 2003. Based on the closing price of Common Units of AmeriGas Partners, L.P. on the New York Stock Exchange on September 30, 2003, Mr. Bissell’s 44,650 Restricted Units had a market value of $1,120,715.

(4)	Amounts represent Company contributions in accordance with the provisions of the UGI Utilities, Inc. Employee 401(k) Savings Plan or, for Mr. Bissell, the AmeriGas Propane, Inc. Employee 401(k) Savings Plan and allocations under the Supplemental Executive Retirement Plan. During fiscal years 2003, 2002 and 2001, the following contributions were made to the Named Executives: (i) under the Employee Savings Plan: For each of Messrs. Greenberg, Bovaird, Chaney, and Mendicino, $4,500, $3,825 and $3,825; Mr. Bissell, $8,541, $4,957, and $7,576; and (ii) under the Supplemental Executive Retirement Plan: Mr. Greenberg, $24,257, $24,208 and $17,114; Mr. Mendicino, $6,696, $6,535 and $4,401; Mr. Chaney, $4,799, $6,042 and $5,784; Mr. Bovaird, $3,092, $3,586 and $2,287; and Mr. Bissell, $51,736, $37,760 and $48,072. During fiscal year 2003, Mr. Cuzzolina received contributions of (i) $4,500 under the Employee Savings Plan; and (ii) $2,235 under the Supplemental Executive Retirement Plan. As a result of his resignation, effective September 30, 2003, Mr. Bovaird received $277,086 under the Company’s Severance Pay Plan for Senior Executive Employees.

Option Grants in Fiscal 2003

The table below shows option grants to each of the Named Executives:

Option Grants in Fiscal 2003 (1)

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2003 (2)	Exercise or Base Price	Expiration Date	Grant Date Present Value (3)
Lon R. Greenberg	180,000	27.59%	$25.13	12/31/2012	$486,000
Anthony J. Mendicino	52,500	8.05%	$25.13	12/31/2012	$141,750
Eugene V. N. Bissell	52,500	8.05%	$25.13	12/31/2012	$141,750
Robert J. Chaney	27,000	4.14%	$25.13	12/31/2012	$72,900
Brendan P. Bovaird	21,750	3.33%	$25.13	12/31/2012	$58,725
Michael J. Cuzzolina	21,750	3.33%	$25.13	12/31/2012	$58,725

(1)	Option grants reflect 3-for-2 stock split effective April 1, 2003.

(2)	A total of 652,500 options were granted to employees and executive officers of the Company during fiscal year 2003 under the 1997 Stock Option and Dividend Equivalent Plan, the 2000 Stock Incentive Plan and the 2002 Non-Qualified Stock Option Plan. Under these Plans, the option exercise price is not less than 100% of the fair market value of UGI’s Common Stock on the effective date of the grant. These options become exercisable in three equal annual installments beginning on the first anniversary of the grant date. All options are nontransferable and generally exercisable only while the optionee is employed by the Company or an affiliate, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI’s Common Stock.

(3)	Based on the Black-Scholes options pricing model. The assumptions used in calculating the grant date present value are as follows:

•	Three years of closing monthly stock price and dividend observations were used to calculate the stock volatility and dividend yield assumptions.

• Stock volatility	21.56%
• Stock’s dividend yield	6.08%
• Length of option term	10 years
• Annualized risk-free interest rate	4.23%
• Discount of risk of forfeiture	3% per year

All options were granted at fair market value. The actual value, if any, the executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. There is no assurance that the value realized by the executive will be at or near the value estimated by the Black-Scholes model.

Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

The table below shows the number and value of stock options for each of the Named Executives:

Option Exercises in Fiscal 2003

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lon R. Greenberg	300,000	$4,748,335	660,000	300,000	$9,664,425	$1,707,600
Anthony J. Mendicino	67,500	$1,111,939	62,501	87,500	$832,379	$498,046
Eugene V. N. Bissell	43,500	$755,168	23,876	87,500	$241,271	$498,046
Robert J. Chaney	65,000	$929,741	84,834	45,000	$1,224,430	$256,140
Brendan P. Bovaird	25,000	$445,528	55,251	36,250	$763,890	$206,335
Michael J. Cuzzolina	94,250	$1,601,802	-0-	36,250	$0	$206,335

(1)	Value realized is calculated on the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise multiplied by the number of Shares to which the exercise relates.

(2)	The closing price of the Company’s Common Stock as reported on the New York Stock Exchange Composite tape on September 30, 2003 was $28.93 and is used in calculating the value of unexercised options.

Retirement Benefits

The following Pension Plan Benefits Table shows the annual benefits payable upon retirement to the Named Executives other than Mr. Bissell under the Company’s Retirement Plan and its Supplemental Executive Retirement Plan. The amounts shown assume the executive retires in 2003 at age 65, and that the aggregate benefits are not subject to statutory maximums. Messrs. Greenberg, Mendicino, Chaney, Bovaird and Cuzzolina had, respectively, 23 years, 11 years, 39 years, 8 years and 29 years of credited service under these Plans at September 30, 2003. Mr. Bissell previously accumulated more than 6 years of credited service with UGI and its subsidiaries before joining AmeriGas Propane, Inc. in 1995. He does not currently participate in the Company’s Retirement Plan.

Pension Plan Benefits Table

Annual Plan Benefit for Years of Credited Service Shown (2)

Final 5-Year Average Annual Earnings (1)	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$200,000	$19,000	$38,000	$57,000	$76,000	$95,000	$114,000	$133,000	$136,800	(3)
$400,000	$38,000	$76,000	$114,000	$152,000	$190,000	$228,000	$266,000	$273,600	(3)
$600,000	$57,000	$114,000	$171,000	$228,000	$285,000	$342,000	$399,000	$410,400	(3)
$800,000	$76,000	$152,000	$228,000	$304,000	$380,000	$456,000	$532,000	$547,200	(3)
$1,000,000	$95,000	$190,000	$285,000	$380,000	$475,000	$570,000	$665,000	$684,000	(3)
$1,200,000	$114,000	$228,000	$342,000	$456,000	$570,000	$684,000	$798,000	$820,800	(3)
$1,400,000	$133,000	$266,000	$399,000	$532,000	$665,000	$798,000	$931,000	$957,600	(3)
$1,600,000	$152,000	$304,000	$456,000	$608,000	$760,000	$912,000	$1,064,000	$1,094,400	(3)
$1,800,000	$171,000	$342,000	$513,000	$684,000	$855,000	$1,026,000	$1,197,000	$1,231,200	(3)
$2,000,000	$190,000	$380,000	$570,000	$760,000	$950,000	$1,140,000	$1,330,000	$1,368,000	(3)

(1)	Consists of (i) base salary, commissions and cash payments under the Annual Bonus Plan, and (ii) deferrals thereof permitted under the Internal Revenue Code.

(2)	Annual benefits are computed on the basis of straight life annuity amounts. These amounts include pension benefits, if any, to which a participant may be entitled as a result of participation in a pension plan of a subsidiary during previous periods of employment. The amounts shown do not take into account exclusion of up to 35% of the estimated primary Social Security benefit. The Retirement Plan provides a minimum benefit equal to 25% of a participant’s final 12-months’ earnings, reduced proportionately for less than 15 years of credited service at retirement. The minimum Retirement Plan benefit is not subject to Social Security offset.

(3)	The maximum benefit under the Retirement Plan and the UGI Supplemental Executive Retirement Plan is equal to 60% of a participant’s highest consecutive 12 months’ earnings during the last 120 months.

Severance Pay Plan for Senior Executive Employees

The UGI Corporation Severance Pay Plan for Senior Executive Employees and the AmeriGas Propane, Inc. Executive Employee Severance Pay Plan assist certain senior level employees of the Company and AmeriGas Propane, Inc. in the event their employment is terminated without fault on their part. Benefits are payable to a senior executive covered by either Severance Plan if the senior executive’s employment is involuntarily terminated for any reason other than for cause or as a result of the senior executive’s death or disability.

Each Severance Plan provides for cash payments equal to a participant’s compensation for a period of time ranging from 3 months to 15 months (30 months in the case of Mr. Greenberg and 18 months in the case of Mr. Bissell), depending on length of service. In addition, a participant receives the cash equivalent of his target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, the Chief Executive Officer has the discretion to determine whether the participant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, had the participant’s entire bonus been contingent on meeting the Company’s financial performance goal. Certain employee benefits are continued under the Plan for a period up to 15 months (30 months in the case of Mr. Greenberg and 18 months in the case of Mr. Bissell). The Company has the option to pay a participant the cash equivalent of those employee benefits.

In order to receive benefits under the applicable Severance Plan, a senior executive is required to execute a release which discharges the Company and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due the executive under any plan, program or contract binding on UGI or its subsidiaries. The senior executive is also required to cooperate in attending to matters pending at the time of his termination.

Change of Control Arrangements

Messrs. Greenberg, Mendicino, and Cuzzolina each have an agreement with the Company that provides certain benefits in the event of a change of control of the Company. Mr. Bissell and Mr. Chaney each have a similar agreement with AmeriGas Propane, Inc. and UGI Utilities, Inc., respectively. The agreements operate independently of the Severance Plan, continue through July 2004, and are automatically extended in one-year increments thereafter unless, prior to a change of control, the Company terminates an agreement. In the absence of a change of control, each agreement will terminate when, for any reason, the executive terminates his employment with the Company or its subsidiaries.

A change of control is generally deemed to occur in the following instances:

•	Any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (A) the then outstanding Shares of Common Stock, or (B) the combined voting power of the Company’s then outstanding voting securities; or

•	individuals, who at the beginning of any 24-month period constitute the Board of Directors (the “Incumbent Board”) and any new director whose election by the Board of Directors, or nomination for election by the Company’s Shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority; or

•	the Company is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former

Shareholders of the Company do not own more than 50% of, respectively, the outstanding common stock and the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation; or

•	the Company is liquidated or dissolved.

The agreements covering Mr. Bissell and Mr. Chaney provide benefits upon a change of control of (i) AmeriGas Propane, Inc. or its subsidiaries (in the case of Mr. Bissell), and (ii) UGI Utilities, Inc. (in the case of Mr. Chaney), in addition to providing benefits in the event of a change of control of the Company.

The agreements provide for payment of severance benefits if there is a termination of the executive’s employment without cause at any time within three years after a change of control. In addition, following a change of control, the executive may elect to terminate his employment without loss of severance benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; the failure of the Company to comply with any of the terms of the agreement; or a substantial relocation or excessive travel requirements.

An executive terminated with rights to severance compensation under a change of control agreement will receive an amount equal to 1.0 or 1.5 (2.5 in the case of Mr. Greenberg) times his average annual total cash remuneration for the preceding five calendar years. If the severance compensation payable, either alone or together with other payments to an executive, would constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code of 1986, as amended, the executive will also receive an amount to satisfy the executive’s additional tax burden. In addition, upon a change of control, the agreement provides for an immediate cash payment equal to the market value of any pending target award under the Company’s long-term compensation plan.

Stock Ownership Policy and Indebtedness of Management

The Board of Directors established a policy effective October 1, 1997 that requires individuals in key management positions in the Company and its subsidiaries to own significant amounts of Common Stock. The required levels of ownership ranged from approximately 40% of base salary to approximately 450% of base salary at that time for the Company’s Chief Executive Officer. The policy is designed to encourage growth in Shareholder value by closely linking executives’ risks and rewards with the Company’s total Shareholder return. Prior to enactment of the Sarbanes-Oxley Act of 2002, the Company assisted officers and employees in purchasing Stock to comply with the policy by making interest-bearing loans available. Each loan is full recourse to the borrower and is secured by a pledge of the Stock purchased. All loans had 10-year terms. The Company is not currently offering loans under this program.

All of the Company’s executive officers obtained loans to finance the purchase of Stock to comply with the policy. The largest amounts outstanding under these loans during Fiscal 2003 were: Mr. Greenberg, $737,439; Mr. Bissell, $513,191; Mr. Chaney, $320,808; Mr. Knauss,

$69,849; Mr. Mendicino, $384,768; Mr. Bovaird, $235,382; Mr. Hall, $188,299; and Mr. Cuzzolina, $23,939. As of October 31, 2003, all of the executive officers had repaid their loans in full, except for Mr. Hall. Mr. Hall had an outstanding balance of $76,066.

ITEM 2 — APPROVAL OF UGI CORPORATION 2004

OMNIBUS EQUITY COMPENSATION PLAN

General

Our Board has approved the UGI Corporation 2004 Omnibus Equity Compensation Plan (the “2004 Plan”) and is submitting the 2004 Plan for Shareholder approval. Under the 2004 Plan, we will be able to grant stock options, stock units, performance units, stock awards, dividend equivalents and other stock-based awards as a means to encourage participants to contribute to our growth. Our employees and directors, and employees of our subsidiaries, are eligible to participate in the 2004 Plan. The Board’s adoption of the 2004 Plan and certain awards that have been made under the 2004 Plan are conditioned on Shareholder approval. The following is a summary of the material terms of the 2004 Plan. A copy of the 2004 Plan is attached to this proxy statement as Appendix B. This Plan is intended to replace the UGI Corporation 2000 Stock Incentive Plan, the UGI Corporation 2000 Directors’ Stock Option Plan, the UGI Corporation Directors’ Equity Compensation Plan and the UGI Corporation 2002 Non-Qualified Stock Option Plan. The UGI Corporation Directors’ Equity Compensation Plan will be merged into this Plan as of the effective date of this Plan. If the 2004 Plan is approved by our Shareholders, no further awards will be made under any of the Company’s existing equity compensation plans.

Description of the 2004 Plan

Purpose. The purpose of the 2004 Plan is to provide an incentive to our employees and directors to contribute to our economic success by aligning their interests with the interests of the Shareholders through grants of equity-based awards.

Administration. With respect to grants made to employees, the 2004 Plan will be administered and interpreted by the Compensation and Management Development Committee of the Board. With respect to grants made to non-employee directors, the 2004 Plan will be administered by the Board or a committee to whom the Board delegates its authority. The term “Committee” refers to the Board, or its delegate, or the Compensation and Management Development Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law. The Committee also has the authority to deal with any other matters arising under the 2004 Plan. However, the Committee does not have authority to reprice stock options awarded under the 2004 Plan without Shareholder approval.

Eligibility. Our employees and directors, and employees of our subsidiaries, are eligible to participate in the 2004 Plan. As of January 1, 2004, approximately 50 employees and 7 non-employee directors will be designated as participants in the 2004 Plan. The Committee will select the employees and directors who will participate in the 2004 Plan.

Grants. The Committee may make the following types of grants under the 2004 Plan, with terms to be established by the Committee:

•	Stock options

•	Stock units or performance units whose value is based on the value of our common stock

•	Stock awards, which are awards of shares of our common stock

•	Dividend equivalents in connection with grants of options, stock units, performance units or other stock-based awards

•	Other stock-based awards, which are other awards based on, measured by or payable in shares of our common stock

The Committee has made grants that are subject to Shareholder approval of the 2004 Plan.

Shares. The total aggregate number of shares of our common stock that may be issued under the 2004 Plan is 3,500,000 shares. The maximum number of shares that may be issued pursuant to grants other than stock options or dividend equivalents is 800,000 shares. These share limits will be adjusted by the Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. Grants paid in cash will not count against the foregoing share limits.

For administrative purposes, the Committee will reserve shares for issuance when grants payable in common stock are made under the 2004 Plan. If and to the extent stock options granted under the 2004 Plan terminate or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, performance units, dividend equivalents or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the 2004 Plan. In addition, shares surrendered in payment of the exercise price of an option will again be available for issuance under the 2004 Plan. Finally, to the extent that grants are paid in cash, and not in shares of common stock, any shares previously reserved for issuance pursuant to such grants will again be available for issuance under the 2004 Plan.

Individual Limits. All grants other than dividend equivalents will be expressed in shares. The maximum number of shares of our common stock with respect to which all grants other than dividend equivalents may be made under the 2004 Plan to any individual during any calendar year is 750,000 shares. The maximum number of shares of our stock with respect to which all grants other than stock options and dividend equivalents may be made under the 2004 Plan to any individual during any calendar year is 100,000 shares. The foregoing share limits will be adjusted by the Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. The individual limits will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates. An individual may not accrue dividend equivalents during any calendar year in excess of $1,000,000.

Options. The Committee will select the employees and directors who will receive stock options. The Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. All stock options will be nonqualified stock options, which are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code.

The exercise price of an option may be equal to or greater than the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, in shares of our common stock having a fair market value on the date of exercise equal to the amount of the exercise price, through a broker by having the broker sell our common stock simultaneously with the exercise of the option, or by any other method permitted by the Committee. The Committee may grant dividend equivalents with respect to options.

The term of each option will not exceed ten years. The Committee will determine when options may be exercised. The Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised while the participant is an employee or a director. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.

Performance Units. The Committee may grant performance units to employees and directors. Each performance unit represents the right of the participant to receive a share of our stock or an amount based on the value of a share of our stock, if specified performance goals are met. The Committee will determine the number of performance units to be granted and will establish the performance goals and other conditions for payment of performance units. The Committee may grant dividend equivalents with respect to performance units. The Committee will determine under what circumstances a participant may retain performance units after termination of the participant’s employment or service. Performance units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee. The Committee will establish a target amount for each performance unit, which is the amount payable if the performance goals are achieved at the 100% level, and a maximum number of shares that can be paid under the performance unit. Any payment of a performance unit in excess of the target amount will be made in cash.

Stock Units. The Committee may grant stock units to employees and directors. Each stock unit represents the right of the participant to receive a share of our common stock or an amount based on the value of a share of our common stock. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee may grant dividend equivalents with respect to stock units. The Committee will determine under what circumstances a participant may retain stock units after termination of the participant’s employment or service. Stock units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.

Stock Awards. The Committee may grant stock awards to employees and directors. The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of stock awards. The Committee will determine under what circumstances a participant may retain stock awards after termination of the participant’s employment or service. The Committee will determine to what extent a participant will have the right to vote stock awards and to receive any dividends or other distributions paid on stock awards.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with grants under the 2004 Plan. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a grant by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred at the discretion of the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. Unless the Committee determines otherwise, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, at the discretion of the Committee.

Other Stock-Based Awards. The Committee may grant other stock-based awards, including stock appreciation rights, which are based on, measured by or payable in shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. The Committee may also grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, at the discretion of the Committee.

Directors’ Equity Compensation Plan. The UGI Corporation Directors’ Equity Compensation Plan will be merged into the 2004 Plan as of the effective date of the 2004 Plan. All outstanding units and dividend equivalents under the Directors’ Equity Compensation Plan will be issued and paid under the 2004 Plan. In the future, dividend equivalents will be credited under the 2004 Plan with respect to Units that are outstanding under the Directors’ Equity Compensation Plan as of the effective date of the 2004 Plan.

Deferrals. The Committee may permit a participant to defer receipt of cash or shares that would otherwise be due to a participant in connection with any grant.

Transferability of Grants. Grants under the 2004 Plan are not transferable by the participant except by will or the laws of descent and distribution. Grants under the 2004 Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant’s creditors.

Qualified Performance-Based Compensation. The Committee may determine that stock units, performance units, stock awards, dividend equivalents or other stock-based awards granted to an employee will be considered “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code (see discussion of section 162(m) under “Federal Income

Tax Consequences” below). For such grants, the Committee will establish in writing, at the beginning of the performance period, (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, return on net capital employed, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, Shareholder return, return on equity, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination.

Change of Control. If a change of control occurs, unless the Committee determines otherwise, (1) all outstanding options will become fully exercisable, (2) the restrictions on all outstanding stock awards will lapse, (3) all stock units and performance units will become payable in cash in an amount not less than the target amount, or in a larger amount up to the maximum grant value, and (4) dividend equivalents and other stock-based awards will become payable in full in cash, in amounts determined by the Committee.

Unless the Committee determines otherwise, if a change of control occurs in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock, or the Committee may terminate outstanding options after giving participants an opportunity to exercise outstanding options. The Committee may determine that participants holding stock units, performance units, dividend equivalents or other stock-based awards will receive a payment in settlement of the grants, in an amount and form determined by the Committee.

The Committee making the determinations following a change of control must be comprised of the same members as those of the Committee immediately before the change of control. If the Committee members do not meet this requirement, the automatic provisions of the 2004 Plan, described in the first two paragraphs of this subsection, shall apply, and the Committee shall not have discretion to vary them.

A change of control is defined as:

•	Any person, other than the Company and certain of its affiliates, becomes the beneficial owner of 20% or more of our outstanding stock or the voting power of our outstanding securities.

•	Individuals who, at the beginning of any 24-month period, constitute our Board of Directors (referred to as the incumbent board) cease to constitute at least a majority of our Board. However, any individual who becomes a director after the beginning of the 24-month period and whose election or nomination was approved by at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board in connection with an actual or threatened election contest will be considered to be a member of the incumbent board.

•	Completion of a reorganization, merger or consolidation in which our Shareholders immediately before the transaction do not, immediately after the transaction, own more than 50% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of our stock.

•	Completion of a complete liquidation or dissolution of the Company.

•	Sale of all or substantially all of our assets, other than to a corporation with respect to which, following the sale, more than 50% of the stock is owned by persons who were our Shareholders immediately before the sale, in substantially the same proportions as their prior ownership of our stock.

The Committee may provide in a grant letter that a sale or other transaction involving a subsidiary or other business unit will be considered a change of control for purposes of a grant, or the Committee may establish other provisions that are applicable in the event of a specified transaction.

Amendment and Termination of the 2004 Plan. The 2004 Plan will terminate on December 31, 2013. The Board of Directors may terminate or amend the 2004 Plan earlier at any time. However, the Board will not amend the 2004 Plan without Shareholder approval if Shareholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements. The 2004 Plan may not be amended to permit repricing of options granted under the 2004 Plan without Shareholder approval.

The 2004 Plan must be reapproved by our Shareholders no later than the first Shareholders meeting that occurs in the fifth year following the year in which the Shareholders previously approved the “qualified performance-based compensation” provisions of the 2004 Plan (as described above under “Qualified Performance-Based Compensation”) if additional grants are to be made as “qualified performance-based compensation” and if required by section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following description of the federal income tax consequences of grants under the 2004 Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of Shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the 2004 Plan.

Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units and Performance Units. A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the stock paid to the participant. The Company generally will be entitled to a business expense deduction in the same amount.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Dividend Equivalents and Other Stock-Based Awards. A participant will recognize ordinary income when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and therefore remains fully deductible by the company that pays it. Assuming the 2004 Plan is approved by the Shareholders, grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the section 162(m) deduction limit. Other grants under the 2004 Plan may be subject to the deduction limit.

New Plan Benefits

The following table shows the grants that have been made by the Committee subject to Shareholder approval of the 2004 Plan. Except as set forth in this table, the amount of future grants under the 2004 Plan cannot be determined, although it is anticipated that routine grants will be made to certain Plan participants in the future, for which specific determinations of size, timing and any restrictions have not been made.

Name and Position	Dollar Value ($) (1)	Number of Options (2) (3)	Number of Units (4) (5)
Lon R. Greenberg, Chairman, President and Chief Executive Officer		180,000	35,000
Anthony J. Mendicino, Senior Vice President-Finance and Chief Financial Officer		52,000	9,000
Eugene V. N. Bissell, President and Chief Executive Officer, AmeriGas Propane, Inc.		52,000	0
Robert J. Chaney, President and Chief Executive Officer, UGI Utilities, Inc.		24,000	4,500
Michael J. Cuzzolina, Vice President-Accounting and Financial Control		15,000	2,500
James W. Stratton, Director		4,250	1,275
Richard C. Gozon, Director		4,250	1,275
Stephen D. Ban, Director		4,250	1,275
Marvin O. Schlanger, Director		4,250	1,275
Thomas F. Donovan, Director		4,250	1,275
Anne Pol, Director		4,250	1,275
Ernest E. Jones, Director		4,250	1,275
Executive Officer Group		361,000	57,000
Non-Employee Director Group		29,750	8,925
Non-Executive Officer Employee Group		202,500	19,100

(1)	The fair market value of the Stock Units and Performance Units will be based upon the closing price of our stock as reported on the New York Stock Exchange Composite Tape on the effective date of the grants.

(2)	The exercise price of the stock options will be equal to the fair market value of our stock based upon the closing price of our stock as reported on the New York Stock Exchange Composite Tape on the effective date of the grants.

These employee options become exercisable in three equal annual installments beginning on the first anniversary of the effective date of the grant. All options are nontransferable and generally exercisable only while the optionee is employed by the Company or an affiliate, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI’s Common Stock.

(3)	These option grants to non-employee directors are fully vested on the effective date of the grant. The exercise price of the stock options will be equal to the fair market value of our stock based upon the closing price of our stock as reported on the New York Stock Exchange Composite Tape on the effective date of the grants. All options are nontransferable and generally exercisable only while the optionee is serving as director, with exceptions for exercise following retirement, disability and death. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting UGI’s Common Stock.

(4)	The Board of Directors of the Company and, with respect to Mr. Chaney, the Board of Directors of UGI Utilities, Inc., approved performance units (“Performance Units”) to the Named Executives, other than Mr. Bissell, under the 2004 Plan. Each Performance Unit represents the right of the recipient to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. Dividend equivalents will accumulate on the Performance Units awarded. A dividend equivalent is an amount determined by multiplying the number of Units credited to a recipient’s account by the per-Share cash dividend, or the per-Share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. These dividend equivalents will also be leveraged based on the Company’s total shareholder return (“TSR”) performance as described below and distributed when the performance period on the Performance Units ends on December 31, 2006. If the recipient ceases to be employed by the Company before the end of the performance period, other than by reason of retirement, disability or death, awards of Performance Units and dividend equivalents will be forfeited. The performance requirement is that the Company’s TSR during the relevant performance period equals the median of a peer group. The peer group is the group of companies that comprise the S&P Utilities Index. The actual amount of the award may be higher or lower than the original grant, or even zero, based on the Company’s TSR percentile rank relative to the companies in the S&P Utilities Index. The maximum payout potential is 200% of the original award. The maximum number of Shares to be issued in respect of awards of Performance Units will be the target number of Shares originally awarded. All leverage on awards of Performance Units will be paid in cash, as will dividend equivalents.

(5)	The Board of Directors approved stock units (“Stock Units”) to Non-Employee Directors. Each Stock Unit represents the right of the recipient to receive a share of Stock or an amount based on the value of a share of Stock. All whole Stock Units credited to a director earn dividend equivalents on each record date for the payment of a dividend by the Company on its Shares. Accrued dividend equivalents are converted to additional whole Units annually, on the last day of the calendar year. All Stock Units and dividend equivalents are fully vested when credited to the recipient’s account. Account balances become payable in Shares upon retirement or termination of service, unless the director elected to defer receipt of those benefits.

Market Price of Shares

The closing price of our stock, as reported on the New York Stock Exchange Composite Tape on December 12, 2003 was $33.20.

Vote Required

To be adopted, this proposal must be approved by the affirmative vote of a majority of the votes cast.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR this proposal.

Equity Compensation Table

The following table sets forth information as of the end of our 2003 fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The table does not include information about the proposed UGI Corporation 2004 Omnibus Equity Compensation Plan, which is not yet in effect.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,050,286 564,882	$ $	18.07 0	597,701
Equity compensation plans not approved by security holders (2)	432,203 4,200	$ $	22.14 0	446,250
Total	3,051,571		$18.78	1,043,951

(1)	Column (a) represents 2,050,286 stock options under the 1997 Stock Option and Dividend Equivalent Plan, the 1992 Directors’ Stock Plan, the 2000 Directors’ Stock Option Plan, and the 2000 Stock Incentive Plan; and 564,882 units under the Directors’ Equity Plan and phantom shares of performance-contingent restricted stock under the 2000 Stock Incentive Plan.

(2)	Column (a) represents 432,203 stock options under the 1992 and 2002 Non-Qualified Stock Option Plans, and 4,200 one-time bonus awards of phantom restricted stock. The material terms of these non-qualified stock option plans are substantially similar to the stock option terms of the 2000 Stock Incentive Plan described in the “Option Grants in Fiscal 2003” table on page 26.

ITEM 3 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PWC”) as independent public accountants to examine and report on the consolidated financial statements of the Company for fiscal year 2004 and recommends that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment of PWC, the Audit Committee will consider the appointment of other independent public accountants. One or more representatives of PWC will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

On May 21, 2002, the Company determined to terminate the services of its independent auditors, Arthur Andersen LLP (“Andersen”), and to appoint PWC as its new independent auditors. This determination followed the Company’s decision to seek proposals from independent accountants to audit the consolidated financial statements of UGI and was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee. PWC has audited the consolidated financial statements of UGI for the fiscal year ending September 30, 2002.

During the two most recent fiscal years of UGI ended September 30, 2001, and the subsequent interim period through May 21, 2002, there were no disagreements between UGI and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of UGI ended September 30, 2001 or within the subsequent interim period through May 21, 2002.

The audit reports of Andersen on the consolidated financial statements of UGI as of and for the fiscal years ended September 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that the fiscal year 2001 report contained an explanatory paragraph indicating that AmeriGas Partners, L.P. changed its methods of accounting for tank installation costs and nonrefundable tank fees and UGI adopted the provisions of SFAS No. 133. UGI provided Andersen with a copy of the foregoing disclosures.

During the two most recent fiscal years of UGI ended September 30, 2001, and the subsequent interim period through May 21, 2002, UGI did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on UGI’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and 304 (a)(2)(ii) of Regulation S-K.

The Board of Directors of UGI Corporation unanimously recommends a vote FOR this proposal.

ITEM 4 — SHAREHOLDER PROPOSAL

The following proposal was submitted to the Company by Mr. Nick Rossi (with an address of P.O. Box 249, Boonville, California 95415 and a legal proxy to Mr. John Chevedden and/or his designee, with an address of 2215 Nelson Ave., No. 205, Redondo Beach, California 90278), who is the owner of 1,500 shares of the Company’s Common Stock, and is included in this proxy statement in compliance with SEC rules and regulations.

[“4—Shareholder Opportunity to Vote Regarding a Poison Pill]

Shareholders recommend a bylaw subjecting to a shareholder vote, the adoption or extension of any current or future poison pill.

This topic won a 60% average yes-vote at 50 companies in 2002 according to the Investor Responsibility Research Center, IRRC Corporate Governance Bulletin, June — Sept. 2003.

Nick Rossi, P.O. Box 249, Boonville, Calif. 95415, submits this proposal.

With more than 10 years experience with published shareholder proposals I believe it is prudent to have a shareholder vote on any poison pill because poison pills can harm shareholder value.

Eliminating the poison pill is a way of ensuring that management faces the same accountability that other workers do. There are often reasons that hostile takeovers should fail. But anti-democratic schemes to flood the market with diluted stock are not one of them. Source: The Motley Fool, June 13, 1997.

“That’s the key negative of poison pills—instead of protecting investors, they can also preserve the interests of management deadwood as well.” Source: Morningstar.com.

“[Poison pill] That’s akin to the argument of a dictator who says, “Give up more of your freedom and I’ll take care of you.” Source: T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for more than 25 years.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Beware of substitutes: I believe that any bylaw or policy on the poison pill, which could allow the board to forego a shareholder vote requirement, would not be a substitute for implementing this proposal.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 130 pension funds investing $2 trillion, called for shareholder approval of poison pills. Source: Council of Institutional Investors, Corporate Governance Policies, March 25, 2002. In recent years, companies have redeemed their pill or have provided for a shareholder vote. I believe that our company should follow suit and allow shareholders a vote on this key issue.

Yes on 4

[Shareholder Opportunity to Vote Regarding a “Poison Pill”]

The Board of Directors of UGI Corporation unanimously recommends a vote AGAINST this proposal.

The Company currently has in place a Shareholder Rights Agreement, or poison pill, which is set to expire in April 2006. The Board adopted this plan in order to protect the Company’s Shareholders against unwelcome takeover attempts. The Board continues to believe that the Shareholder Rights Agreement protects the Company’s Shareholders because it permits the

Board, in the exercise of its fiduciary duties, the time to carefully and rationally evaluate a takeover offer and to determine whether that offer adequately reflects the value of the Company and is in the best interests of its Shareholders. The Company’s Shareholder Rights Agreement is not intended to prevent a bidder from making an offer to acquire the Company at a price and on terms that are in the best interests of the Company’s Shareholders. However, where appropriate, the Shareholder Rights Agreement is intended to encourage a potential acquirer to negotiate directly with the Board and to provide the Board with the opportunity to explore other alternatives that may be available to the Company.

The Company’s Board is comprised of a majority of independent directors and, as an independent body, the Board is aware of the fiduciary duties it owes to Shareholders which require it to act in the best interests of those Shareholders, free from self-interest. These fiduciary duties obligate the Board to review each and every takeover offer and to oppose those offers that would be unfair to Shareholders. The Company’s Shareholder Rights Agreement is intended to strengthen the ability of the Board to maximize Shareholder value and to protect Shareholders from abusive takeover tactics, such as partial and two-tiered tender offers and creeping stock acquisitions, which do not treat all Shareholders equally.

A recent report by the Investor Responsibility Research Center indicates that, as of the end of 2002, over 2,000 U.S. companies, including 60% of the S&P 500, have shareholder rights agreements in place. The same report cites several studies that have indicated that shareholder rights agreements do not harm shareholder value, but rather protect the interests of shareholders. For example, a 1997 study by the nationally recognized proxy solicitation firm and investor relations firm, Georgeson Shareholder, reviewed 319 takeover transactions between 1992 and 1996, and concluded that premiums paid to target companies that had shareholder rights agreements in place averaged eight percentage points higher than premiums for companies without shareholder rights agreements. The same Georgeson study concluded that the presence of a shareholder rights agreement did not increase the likelihood that an unsolicited takeover offer would be defeated, nor did such a plan reduce the likelihood that a company would be a takeover target.

A 1997 study by J.P. Morgan found that companies with shareholder rights agreements received approximately a 10% greater premium for their shareholders in takeover transactions than those without such plans (Wall Street Journal, “Heard on the Street – Sealed Air’s CEO Takes Holders’ View of ‘Poison Pills’” (April 28, 1999)). Another recent study by J.P. Morgan indicates that takeover premiums continue to be associated with companies with Shareholder rights agreements—since 1997, U.S. companies with a net worth in excess of $1 billion with Shareholder rights agreements in place received a median takeover premium of 35.9% compared to 31.9% in those companies without such plans (Business Week, “The Bids Sure Are Getting Hostile” (January 14, 2002)).

When the Company’s Shareholder Rights Agreement expires in 2006, the Board believes that it will be able to best maximize Shareholder value if it retains the flexibility to extend or adopt a Shareholder rights agreement in the future, if warranted, to preserve and protect Shareholder interests. A requirement that the Company first go to its Shareholders for approval of such action could impede the ability of the Board to extend or adopt a plan in a timely fashion for the benefit of the Shareholders when circumstances warrant.

For the reasons stated above, the Board recommends a vote AGAINST Proposal 4.

ITEM 5 — OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the Shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

¦ GLOSSARY

1997 SODEP	UGI Corporation 1997 Stock Option and Dividend Equivalent Plan.

2000 Directors’ Plan	UGI Corporation 2000 Directors’ Stock Option Plan.

2000 UGI SIP	UGI 2000 Stock Incentive Plan.

2004 Plan	UGI 2004 Omnibus Equity Compensation Plan.

Directors’ Equity Compensation Plan	UGI Corporation Directors’ Equity Compensation Plan.

AmeriGas Partners or Partnership	AmeriGas Partners, L.P., a limited partnership whose Common Units trade on the New York Stock Exchange.

AmeriGas Propane	AmeriGas Propane, Inc., a subsidiary of the Company and the General Partner of AmeriGas Partners, L.P.

Annual Meeting	Annual Meeting of Shareholders of UGI Corporation to be held on February 24, 2004.

Board or Board of Directors	Board of Directors of UGI Corporation.

Common Stock or Stock or Shares	UGI Corporation Common Stock.

Common Unit	A limited partnership interest in AmeriGas Partners, L.P.

Distribution Equivalent	A Distribution Equivalent is an amount determined by multiplying the number of Restricted Common Units by the per-unit cash distribution, or the per-unit fair market value of any non-cash distribution, paid by the Partnership on its Common Units on a distribution payment date.

Dividend Equivalent	A Dividend Equivalent is an amount determined by multiplying the number of (1) Restricted Shares, or (2) Shares underlying an option granted with Dividend Equivalents, or (3) Units under the Directors’ Equity Compensation Plan, by the per-Share cash dividend, or the per-Share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date.

Fiscal 2003	The Company’s fiscal year ended September 30, 2003.

Named Executives	The Company’s Chief Executive Officer and each of the five other most highly compensated executive officers.

PricewaterhouseCoopers	PricewaterhouseCoopers LLP.

Proxies	Lon R. Greenberg, James W. Stratton and Stephen D. Ban, or any one of them.

Retirement Plan	Retirement Income Plan for Employees of UGI Utilities, Inc.

Securities and Exchange Commission or SEC or Commission	The United States Securities and Exchange Commission.

Severance Plan	UGI Corporation Severance Pay Plan for Senior Executive Employees.

Share or Shares	A Share or Shares of UGI Corporation Common Stock.

Shareholder	A holder of UGI Common Stock.

UGI or Company	UGI Corporation.

Unit	A single unit granted under the UGI Corporation Directors’ Equity Compensation Plan that represents an interest equivalent to one Share of Common Stock.

¦ APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF UGI CORPORATION

The Board of Directors of UGI Corporation (the “Company”) has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee.

The Scope of the Audit Committee’s Responsibilities

The Audit Committee is to assist the Board in fulfilling its oversight responsibilities:

A. to oversee the quality and integrity of the Company’s financial statements and related disclosure and the adequacy of the Company’s accounting and auditing processes, financial reporting, disclosure controls and procedures and of its internal controls and procedures for reporting of information in compliance with law, for the safeguarding and control of assets and for assuring that transactions are executed in accordance with management’s authority;

B. to become knowledgeable about and to review the Company’s compliance with applicable legal and regulatory requirements;

C. to monitor the qualifications, independence and performance of the Company’s independent public accountants and the performance of the internal audit function; and

D. to provide a means for open communication among the Company’s independent public accountants, management, internal audit staff and the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the role or responsibility of the Audit Committee to (i) determine that the Company’s financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles or (ii) assure compliance with applicable laws and regulations and the Company’s codes of conduct. The primary responsibility for these matters rests with the Company’s management. Nor is it the duty of the Audit Committee to plan or conduct audits. The independent public accountants and management are responsible for planning and conducting audits of the financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information and on the accuracy of the financial and other information provided to the Committee by such persons or organizations.

Membership of the Audit Committee

A. The Board shall appoint the members of the Audit Committee at the Board’s annual organizational meeting on the recommendation of the Corporate Governance Committee, and the members shall serve until the next such meeting or until their successors are appointed by the Board. The Board may also fill interim vacancies and remove and replace any member of the Committee at any time. The Board shall designate one member to serve as Chair of the Committee.

B. The Audit Committee shall be composed of not less than three members who are neither officers nor employees of the Company or any of its affiliates. The members will be Directors who are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members. At least one member of the Committee shall have accounting or related financial management expertise. All of the members shall meet the independence, financial literacy and other requirements of all applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and of the principal market (i.e., New York Stock Exchange) or transaction reporting system on which the Company’s securities are traded or quoted (collectively, the “Exchanges”).

Meetings of the Audit Committee

The Audit Committee shall hold at least four regular meetings annually and such other meetings as may be called by the Chair of the Committee or at the request of the independent public accountants, the General Auditor or management. Periodically, the Audit Committee shall meet separately with management and, in the event they are present, the General Auditor and the independent public accountants.

Responsibilities of the Audit Committee

The Audit Committee shall have the responsibility to:

A. Business and Financial Risks and Internal Controls

•	discuss with management, the independent public accountants and the internal audit staff the quality and integrity of the Company’s financial statements and related disclosure and the adequacy of the Company’s accounting and auditing processes, financial reporting, electronic data processes and controls, disclosure controls and procedures and internal controls for reporting of information in compliance with law, for the safeguarding and control of assets and for assuring that transactions are executed in accordance with management’s authority;

•

review with management, the independent public accountants and the internal audit staff the Company’s policies and procedures for compliance with applicable legal and regulatory requirements, including all certifications of financial information and internal controls required to be given by the senior executive and financial officers;

•	review management letters issued by the independent public accountants and management’s responses thereto, and discuss with the independent public accountants and management the issues raised in such communications;

•	monitor compliance with the Company’s code of ethical conduct for senior financial officers (including its provisions with respect to conflicts of interest) and with the procedures adopted to enforce compliance with it and act on any request for a waiver of compliance;

•	discuss the Company’s policies with respect to risk assessment and risk management;

•	review and, if acceptable, approve any transactions involving the Company in which a Director or officer has a material interest within the meaning of the applicable rules of the SEC;

•	establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	investigate any matter brought to the Committee’s attention within the scope of its duties.

B. The Independent Public Accountants

•	exercise sole authority to appoint, retain, fix the compensation of and oversee the work of the independent public accountants employed by the Company to audit its financial statements;

•	advise the independent public accountants that they report directly to the Audit Committee and that their ultimate responsibility is to the Board and the Audit Committee, as representatives of the Shareholders;

•	evaluate annually the effectiveness and objectivity of the independent public accountants;

•

obtain and review annually from the independent public accountants a formal written statement identifying all relationships between the independent public accountants and the Company and its affiliates, discuss with the independent public accountants any disclosed relationships that may impact the objectivity and independence of the independent public accountants, and satisfy itself of the objectivity and independence of the independent public accountants;

•	obtain and review, annually or more frequently as the Committee considers appropriate, a report from the independent public accountants describing: the independent public accountants’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent public accountants, and any steps taken to deal with these issues;

•	set clear Company hiring policies for employees or former employees (within the three years preceding the affiliation or employment) of the independent public accountants;

•	regularly review and discuss with the independent public accountants any audit problems or difficulties, including any restrictions on the scope of the independent public accountants’ activities or on access to requested information, and any significant disagreements with management; and management’s response to same;

•	approve in advance the fees and other compensation paid to the independent public accountants;

•	approve in advance any audit-related or permitted non-audit services to be provided by the independent public accountants and the fees and other compensation to be paid for such services; and

•	review the personal use of the independent public accountants by any member of the Audit Committee or executive officer of the Company.

C. The Financial Reporting Process

•	oversee the adoption and application of and major changes to critical accounting policies and estimates used in preparing the financial statements;

•	review:

(1) the major issues regarding accounting principles and financial statement presentations, including significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(2) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(4) the type and presentation of information to be included in the Company’s earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies;

•	meet with the independent public accountants and management to discuss the proposed scope of the audit, including any items that the independent public accountants are required to discuss with the Audit Committee, such as, any significant changes to accounting policies, the integrity of the financial reporting process and any proposed changes or improvements in financial, accounting or auditing practices;

•	review and discuss with management and the independent public accountants the Company’s quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Quarterly Report on Form 10-Q;

•	review and discuss with management and the independent public accountants the Company’s annual audited financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other matters required to be discussed with management and the independent public accountants; and, based on such review and discussions, recommend to the Board that the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Company’s Annual Report on Form 10-K; and

•	issue to the Board and publish in the Company’s annual proxy statement the report required by the rules of the SEC.

D. The Internal Audit Process

•	review, assess and approve the charter for the internal audit function;

•	review and approve the annual internal audit plan prepared by the internal audit staff and discuss with the staff any significant changes to and the implementation of the internal audit plan;

•	discuss with the internal audit staff the results of its internal audits, any recommendations made to management as a result of its internal audits and management’s responses to those recommendations; and

•	oversee the activities, organizational structure and performance of the internal audit function, including the qualifications of the internal audit staff.

E. Other Matters

•	review and reassess the adequacy of this charter on an annual basis and recommend changes to the Board as needed;

•	report to the Board the matters discussed at each meeting of the Audit Committee;

•	keep an open line of communication with management, the internal audit staff, the independent public accountants and the Board;

•	review annually the expenses submitted by the Chief Executive Officer for payment or reimbursement by the Company;

•	review annually the amount and status of any permissible loans made to officers of the Company;

•	retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide appropriate funding, as determined by the Committee, for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, as well as for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors;

•	conduct an annual performance self-evaluation of the Committee and report to the Board the results of that self-evaluation; and

•	perform other functions as assigned by the Board.

¦ APPENDIX B

UGI CORPORATION

2004 OMNIBUS EQUITY COMPENSATION PLAN

UGI CORPORATION

2004 OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose

The purpose of the UGI Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of UGI Corporation (“UGI”) and its subsidiaries, and (ii) non-employee members of the board of directors of UGI with the opportunity to receive grants of stock options, stock units, performance units, stock awards, dividend equivalents and other stock-based awards. UGI believes that the Plan will encourage the participants to contribute materially to the growth of UGI, thereby benefitting UGI’s shareholders, and will align the economic interests of the participants with those of the shareholders.

The Plan shall be effective as of January 1, 2004, subject to approval by the shareholders of UGI. The UGI Corporation Directors’ Equity Compensation Plan shall be merged into the Plan as of the effective date of the Plan.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means UGI’s Board of Directors as constituted from time to time.

(b) “Certificate” means a certificate, or electronic book entry equivalent, for a share of Stock.

(c) “Change of Control” means a change of control of UGI as described on the attached Exhibit A, or as modified by the Board from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means (i) with respect to Grants to Employees, the Compensation and Management Development Committee of the Board or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate.

(f) “Company” means UGI and any Subsidiary.

(g) “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

(h) “Directors’ Equity Plan” means the UGI Corporation Directors’ Equity Compensation Plan.

(i) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by UGI on its Stock.

(j) “Effective Date” of the Plan means January 1, 2004, subject to approval of the Plan by the shareholders of UGI.

(k) “Employee” means an employee of the Company (including an officer or director who is also an employee).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” of Stock means the average, rounded to one cent ($0.01), of the highest and lowest sales prices of a share of Stock on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a broker-assisted exercise pursuant to Section 7(f), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.

(n) “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(o) “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(q) “Option” means an option to purchase shares of Stock, as described in Section 7.

(r) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(s) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10 and 11 of the Plan) as described in Section 12.

(t) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(u) “Performance Unit” means an award of a phantom unit representing a share of Stock, as described in Section 9.

(v) “Plan” means this 2004 Omnibus Equity Compensation Plan, as in effect from time to time.

(w) “Stock” means the common stock of UGI or such other securities of UGI as may be substituted for Stock pursuant to Section 5(d) or Section 18.

(x) “Stock Award” means an award of Stock as described in Section 10.

(y) “Stock Unit” means an award of a phantom unit representing a share of Stock, as described in Section 8.

(z) “Subsidiary” means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned, directly or indirectly, by UGI.

(aa) “Target Amount” means a target number of Shares to be issued based on achievement of the performance goals and satisfaction of all conditions for payment of Performance Units at the 100% level.

(bb) “UGI” means UGI Corporation, a Pennsylvania corporation or any successor thereto.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by the Compensation and Management Development Committee of the Board or its successor with respect to grants to Employees. The Plan shall be administered and interpreted by the Board, or by a committee of directors to whom the Board has delegated responsibility, with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Performance Units as described in Section 9, Stock Awards as described in Section 10, Dividend Equivalents as described in Section 11 and Other Stock-Based Awards as described in Section 12. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Letter.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(c) The Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5.	Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Stock that may be issued under the Plan is 3,500,000 shares, subject to adjustment as described below. The maximum number of shares of Stock that may be issued under the Plan pursuant to Grants other than Options and Dividend Equivalents during the term of the Plan is 800,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares equal to the maximum number of shares that may be issued under the Grant. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option shall again be available for issuance under the Plan. To the extent that Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance pursuant to such Grants shall again be available for issuance under the Plan.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 750,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Options and Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 100,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee may grant Dividend Equivalents with respect to Options.

(b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(c) Type of Option, Price and Term.

(a) The Committee may grant Options that are nonqualified stock options and are not considered incentive stock options under section 422 of the Code.

(b) The Option Price of Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the Date of Grant.

(c) The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant.

(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e) Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Company, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Option Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Stock.

8.	Stock Units

(g) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(h) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

(i) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Letter shall specify the maximum number of shares that can be issued under the Stock Units.

(j) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Performance Units

(k) General Requirements. The Committee may grant Performance Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals and other conditions are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(l) Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee may grant Dividend Equivalents with respect to Performance Units.

(m) Payment With Respect to Performance Units. Payment with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Committee shall establish a Target Amount for Performance Units in the Grant Letter. Payment of Performance Units in excess of the Target Amount shall be made in cash.

(n) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Units after termination of the Participant’s employment or service, and the circumstances under which Performance Units may be forfeited.

10.	Stock Awards

(o) General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(p) Number of Shares. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award and any restrictions applicable to such shares.

(q) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(r) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each Certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any Certificates for Stock Awards until all restrictions on such shares have lapsed.

(s) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

11.	Dividend Equivalents

(t) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Letter, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(u) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

12.	Other Stock-Based Awards

The Committee may grant other awards, including stock appreciation rights, that are based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

13.	Qualified Performance-Based Compensation

(v) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 13 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(w) Performance Goals. When Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(x) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(y) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(z) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period expires. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.

(aa) Death, Disability or Other Circumstances. The Committee may provide in the Grant Letter that Grants identified as qualified performance-based compensation shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

14.	Directors’ Equity Plan

The Directors’ Equity Plan shall be merged into this Plan as of the Effective Date, and all outstanding Units and accrued Dividend Equivalents under the Directors’ Equity Plan as of the Effective Date shall be issued and paid out of this Plan. No additional awards shall be made under the Directors’ Equity Plan. Dividend Equivalents shall be credited under this Plan with respect to outstanding Units under the Directors’ Equity Plan, according to terms and conditions established by the Committee under Section 11.

15.	Deferrals

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals.

16.	Withholding of Taxes

(bb) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(cc) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

17.	Transferability of Grants

Only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

18.	Consequences of a Change of Control

(dd) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become payable in cash in an amount not less than their Target Amount or in a larger amount, up to the maximum Grant value, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash, in amounts determined by the Committee.

(ee) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(ff) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options exceeds the Option Price, if any, (ii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based

Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, in such amount and form as may be determined by the Committee. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(gg) Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

(hh) Other Transactions. The Committee may provide in a Grant Letter that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

19.	Requirements for Issuance of Shares

No Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and Certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Stock covered by a Grant until shares have been issued to the Participant.

20.	Amendment and Termination of the Plan

(ii) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of UGI if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 21(c) below.

(jj) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the shareholders of UGI provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(kk) Shareholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 13 above, the Plan must be reapproved by the UGI shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

(ll) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

21.	Miscellaneous

(mm) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(nn) Reduction of Responsibilities. The Committee shall have discretion to adjust an Employee’s outstanding Grants if the Employee’s authority, duties or responsibilities are significantly reduced.

(oo) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Options, and Grants made under Section 13 of the Plan, comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(pp) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(qq) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(rr) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(ss) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(tt) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(uu) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

UGI CORPORATION

2004 OMNIBUS EQUITY COMPENSATION PLAN

Exhibit A

For purposes of the Plan, the term “Change of Control,” and other defined terms used in the definition of “Change of Control,” shall have the following meanings:

1. “Change of Control” shall mean:

(i) Any Person (except UGI, any UGI Subsidiary, any employee benefit plan of UGI or of any UGI Subsidiary, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of 20% or more of either (i) the then outstanding shares of common stock of UGI (the “Outstanding UGI Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the “UGI Voting Securities”); or

(ii) Individuals who, as of the beginning of any 24-month period, constitute the UGI Board of Directors (the “Incumbent UGI Board”) cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Consummation by UGI of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be; or

B-1(a)

(iv) Consummation of (a) a complete liquidation or dissolution of UGI or (b) a sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition.

2. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

3. A Person shall be deemed the “Beneficial Owner” of any securities: (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

4. “Person” shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

B-2(a)

5. “UGI Subsidiary” shall mean any corporation in which UGI directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

B-3(a)

[GRAPHIC]

¦ DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER

Directions from Philadelphia. Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from South Jersey. Take I-95 South to Route 322 West. Take 322 West to Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from Philadelphia Airport. Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Wilmington and Points South (Delaware and Maryland). Take I-95 North to Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The Desmond will be on the left.

Directions from New York and Points North. Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

Directions from Harrisburg and Points West. Take the Pennsylvania Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Desmond will be on the right.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UGI CORPORATION

The undersigned hereby appoints James W. Stratton, Lon R. Greenberg and Stephen D. Ban, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of UGI Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held February 24, 2004 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

You can now access your UGI Corporation account online.

Access your UGI Corporation shareholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, agent for UGI Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•      SSN or Investor ID

•      Then click on the Establish PIN button

You are now ready to log in. To access your account please enter your:

•      SSN or Investor ID

•      PIN

•      Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•      Certificate History

•      Book-Entry Information

•      Issue Certificate

•      Payment History

•      Address Change

•      Duplicate 1099

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3, AND “AGAINST” NUMBER 4					Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
					FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2.	APPROVAL OF UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN		☐	☐	☐
☐	☐				FOR	AGAINST	ABSTAIN
		3.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS		☐	☐	☐
					FOR	AGAINST	ABSTAIN
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 T.F. Donovan, 06 M.O. Schlanger, 07 A. Pol, 08 E.E. Jones		4.	SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS AGREEMENT		☐	☐	☐

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)			Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature		Signature			Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ Detach here from proxy voting card. Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ugi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.ugicorp.com

PROXY

FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my AmeriGas Propane, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 24, 2004, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 20, 2004, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3, AND “AGAINST” NUMBER 4					Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
					FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2.	APPROVAL OF UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN		☐	☐	☐
☐	☐				FOR	AGAINST	ABSTAIN
		3.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS		☐	☐	☐
					FOR	AGAINST	ABSTAIN
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 T.F. Donovan, 06 M.O. Schlanger, 07 A. Pol, 08 E.E. Jones		4.	SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS AGREEMENT		☐	☐	☐

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature		Signature			Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ Detach here from proxy voting card. Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ugi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.ugicorp.com

PROXY

FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI Utilities, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 24, 2004, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 20, 2004, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3, AND “AGAINST” NUMBER 4					Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
					FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2.	APPROVAL OF UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN		☐	☐	☐
☐	☐				FOR	AGAINST	ABSTAIN
		3.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS		☐	☐	☐
					FOR	AGAINST	ABSTAIN
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 T.F. Donovan, 06 M.O. Schlanger, 07 A. Pol, 08 E.E. Jones		4.	SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS AGREEMENT		☐	☐	☐

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature		Signature			Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ Detach here from proxy voting card. Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ugi Use the Internet to vote your proxy. Have your proxy card in hand whenyou access the web site.		OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.ugicorp.com

PROXY

FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI HVAC Enterprises, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 24, 2004, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matter, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 20, 2004, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3, AND “AGAINST” NUMBER 4					Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE
1. ELECTION OF DIRECTORS
					FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)	2.	APPROVAL OF UGI CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN		☐	☐	☐
☐	☐				FOR	AGAINST	ABSTAIN
		3.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS		☐	☐	☐
					FOR	AGAINST	ABSTAIN
01 J.W. Stratton, 02 S.D. Ban, 03 R.C. Gozon, 04 L.R. Greenberg, 05 T.F. Donovan, 06 M.O. Schlanger, 07 A. Pol, 08 E.E. Jones		4.	SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS AGREEMENT		☐	☐	☐

Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature		Signature			Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ Detach here from proxy voting card. Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ugi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://www.ugicorp.com